EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the inclusion of our report dated March 23, 2010, relating to the consolidated financial statements of Guided Therapeutics, Inc. in this Amendment No. 1 to the Registration Statement on Form S-1. We also consent to the reference to  us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Atlanta, Georgia

December 6, 2010